Exhibit 99.1

First Quarter 2009 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statement of Cash Flows	8

Stabilized Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary	12

Selected Financial Covenants and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2009 Guidance	15

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding its business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 www.dft.com

NEWS

AT FINANCIAL RELATIONS BOARD:
Victoria Baker
Investor/Media Inquiries
703-796-1798 vbaker@mww.com

DUPONT FABROS TECHNOLOGY, INC. REPORTS

FIRST QUARTER 2009 RESULTS

Revenues up 14%

WASHINGTON, D.C., May 4, 2009 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the first quarter ended March 31, 2009. All per share results are reported on a fully diluted basis.

Hossein Fateh, President and Chief Executive Officer of the Company, said, “During the quarter, we continued to execute on our overall business plan. We completed the 100% lease-up of our ACC4 facility with 36.4 megawatts of critical load in Ashburn, Virginia. The Phase I development of ACC5, with 18.2 megawatts of critical load, also in Ashburn, is on budget and on schedule to be completed in the third quarter of this year, and is currently 57% pre-leased. We also took effective measures during the quarter to strengthen the balance sheet and enhance liquidity. Looking ahead, we believe that overall demand for wholesale data center space remains strong.”

Highlights from the Quarter

•	Funds From Operations (“FFO”) of $0.25 per share for first quarter of 2009, which was at the top end of guidance.

•	Obtained $150.0 million of new debt via ACC4 loan accordion feature on February 10, 2009.

•	Paid off in full $135.1 million CH1 construction loan on February 10, 2009, eliminating debt maturities until August 2011 assuming extensions are exercised.

•	Obtained $30.0 million of new debt on February 6, 2009 to complete ACC5.

•

Executed six new leases and pre-leases totaling 15.0 megawatts at facilities in Ashburn, Virginia and Elk Grove Village, Illinois in first quarter 2009, representing approximately $337 million of contract value over respective lease terms.

First Quarter 2009 Results

For the quarter ended March 31, 2009, the Company reported earnings per share of $0.05 compared to $0.16 for the first quarter of 2008. Revenues increased 14%, or $5.7 million, to $46.8 million for the first quarter of 2009 over the first quarter of 2008. The overall decrease in earnings per share is primarily attributable to higher interest expense and increased depreciation and amortization in the current quarter.

FFO per share for the quarter ended March 31, 2009 was $0.25 compared to $0.34 for the quarter ending March 31, 2008. The $0.09 per share decrease is primarily due to a reduction of $0.07 per share from higher interest expense, which is attributable to higher debt balances, lower capitalized interest and a one-time charge of $0.02 per share due to the write-off of unamortized financing costs on the CH1 loan that was paid off in the first quarter of 2009.

The differences between the Company’s first quarter 2009 FFO of $0.25 per share and the Company’s fourth quarter 2008 FFO of $0.30 per share is primarily attributable to a reduction of $0.04 per share from higher interest expense due to higher debt balances, lower capitalized interest and a one-time charge of $0.02 per share due to the write-off of unamortized financing costs from the CH1 loan payoff.

Portfolio Update/Status

In the first quarter of 2009, the Company executed six new leases at its data center facilities, comprising 15.0 megawatts of critical load and 75,490 raised square feet and representing approximately $337 million of contract value to the Company.

•	Three leases were signed at ACC4 in Ashburn, Virginia, representing 4.55 megawatts of critical load and 21,700 raised square feet.

•	One lease was signed at CH1 in Elk Grove Village, Illinois, representing 1.3 megawatts of critical load and 9,790 raised square feet.

•	Two pre-leases were signed at ACC5 comprising 9.1 megawatts of critical load and 44,000 raised square feet. The two pre-leases represent 50% of the facility’s critical load.

As of the date of this press release, the Company’s stabilized operating portfolio’s critical load is 100% leased. CH1, currently in lease-up, is 17% leased, and ACC5 is 57% pre-leased.

Liquidity

During the first quarter of 2009, the Company:

•

Closed on two loans totaling $30.0 million on February 6, 2009. Each loan has a one-year maturity date with options to extend the term up to four additional years, subject to customary conditions. Each loan is secured by development properties, ACC5 and SC1, and bears interest at a fixed rate of 12%.

•	Raised $150 million via the ACC4 accordion feature and paid off in entirety its CH1 construction loan on February 10, 2009, receiving proceeds net of the CH1 loan payoff of approximately $12 million.

With these transactions, the Company has no debt maturities until the third quarter of 2011 assuming the election of the extension options on the Company’s line of credit and the new loans secured by ACC5 and SC1. As of the date of this press release, the Company has approximately $27 million of unrestricted cash, $11 million available on its revolving credit facility, and $20 million of restricted cash available for the completion of construction of the ACC5 Phase I development.

Development Update

In the first quarter of 2009, the Company resumed development of ACC5 and estimates a completion date during the third quarter of 2009. As of March 31, 2009, the Company will spend approximately $26 million to $30 million to complete this project, including $9 million already accrued as construction costs payable at March 31, 2009. The Company’s developments in New Jersey and Santa Clara remain temporarily suspended as the Company continues to work to obtain pre-leasing and financing in order to restart both developments. As of March 31, 2009, construction costs payable includes total committed costs of approximately $24 million on NJ1 and SC1, which will be paid over the next two quarters.

Dividends

In order to preserve liquidity, the Company did not declare a dividend for first quarter of 2009 and currently does not plan to declare a dividend for second quarter of 2009. The Company estimates 2009 dividends of approximately $0.17 to $0.23 per share in order to meet its 2009 REIT distribution requirement.

2009 Guidance

The Company has established an FFO guidance range of $0.25 to $0.29 per share for the second quarter of 2009.

The variance between the Company’s first quarter 2009 FFO of $0.25 per share and the midpoint of the second quarter 2009 FFO guidance is due to lower interest expense of $0.02 per share due to the one-time write-off of deferred loan costs on the CH1 loan in the first quarter of 2009.

The Company reaffirms its FFO guidance range of $0.96 to $1.12 per share for the full year 2009. The assumptions underlying this guidance are outlined on page 15 of this press release.

First Quarter 2009 Conference Call and Web Cast Information

The Company will host a conference call to discuss these results tomorrow, Tuesday, May 5, 2009 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the Company’s website at www.dft.com or dial 1-888-727-7656 (domestic) or 1-913-312-9309 (international). A replay will be available for seven days by dialing 1-888-203-1112 (domestic) or 1-719-457-0820 (international) using conference ID 4358836. The webcast will be archived on the Company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Second Quarter 2009 Conference Call

DuPont Fabros Technology, Inc. expects to announce second quarter 2009 results on Tuesday, August 4th, 2009 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, August 5th, 2009.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements describe expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the risk that the Company may be unable to obtain financing on favorable terms or pre-leasing on its development properties sufficient to enable it to resume construction, the risks commonly associated with construction and development of new facilities, including the timing to complete development of ACC5, risks relating to compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, the risk that the Company may be unable to acquire additional properties on favorable terms or at all, and the risk that the Company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the Company files with the Securities and Exchange Commission, as well as its annual report on Form 10-K for the year ended December 31, 2008, contain detailed descriptions of these and many other risks to which the Company is subject. These reports are available on our website at www.dft.com. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Three months ended March 31,
	2009	2008
Revenues:
Base rent	$26,645	$25,831
Recoveries from tenants	16,742	12,461
Other revenue	3,432	2,856

Total revenues	46,819	41,148

Expenses:
Property operating costs	15,200	10,517
Real estate taxes and insurance	1,250	885
Depreciation and amortization	13,658	12,014
General and administrative	3,167	2,448
Other expenses	2,894	2,325

Total expenses	36,169	28,189

Operating income	10,650	12,959
Interest income	158	47
Interest:
Expense incurred	(5,407)	(2,112)
Amortization of deferred financing costs	(2,144)	(374)

Net income	3,257	10,520
Net income attributable to redeemable noncontrolling interests – operating partnership	(1,371)	(4,954)

Net income attributable to controlling interests	$1,886	$5,566

Earnings per share – basic:
Net income attributable to controlling interests per common share	$0.05	$0.16

Weighted average common shares outstanding	37,101,648	35,417,727

Earnings per share – diluted:
Net income attributable to controlling interests per common share	$0.05	$0.16

Weighted average common shares outstanding	37,101,648	35,418,600

Dividends declared per common share	$—	$0.1875

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except per share data)

	Three months ended March 31,
	2009	2008
Net income	$3,257	$10,520
Depreciation and amortization	13,658	12,014
Less: Non real estate depreciation and amortization	(108)	(80)

FFO	$16,807	$22,454
Straight-line revenue	(3,525)	(7,895)
Amortization of lease contracts above and below market value	(1,744)	(1,744)
Loss on early extinguishment of debt	1,047	—
Compensation paid with Company common shares	312	349

AFFO	$12,897	$13,164

FFO per share – diluted	$0.25	$0.34

AFFO per share – diluted	$0.19	$0.20

Weighted average common shares and OP units outstanding – diluted	66,611	66,581

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, unrealized gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. Our management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Income producing property:
Land	$40,778	$39,617
Buildings and improvements	1,282,845	1,277,230

	1,323,623	1,316,847
Less: accumulated depreciation	(76,092)	(63,669)

Net income producing property	1,247,531	1,253,178
Construction in progress and land held for development	447,290	447,881

Net real estate	1,694,821	1,701,059
Cash and cash equivalents	33,077	53,512
Restricted cash	24,320	134
Rents and other receivables	1,717	1,078
Deferred rent	42,577	39,052
Lease contracts above market value, net	18,497	19,213
Deferred costs, net	45,347	42,917
Prepaid expenses and other assets	6,563	7,798

Total assets	$1,866,919	$1,864,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$233,233	$233,424
Mortgage notes payable	480,000	433,395
Accounts payable and accrued liabilities	13,432	13,257
Construction costs payable	33,590	82,241
Lease contracts below market value, net	35,974	38,434
Prepaid rents and other liabilities	29,594	27,075

Total liabilities	825,823	827,826
Redeemable noncontrolling interests – operating partnership	418,104	484,768
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2009 and December 31, 2008	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 40,253,442 shares issued and outstanding at March 31, 2009 and 35,495,257 shares issued and outstanding at December 31, 2008	40	35
Additional paid in capital	711,568	641,819
Accumulated deficit	(78,338)	(80,224)
Accumulated other comprehensive loss	(10,278)	(9,461)

Total stockholders’ equity	622,992	552,169

Total liabilities and stockholders’ equity	$1,866,919	$1,864,763

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three months ended March 31,
	2009	2008
Cash flow from operating activities
Net income	$3,257	$10,520
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,658	12,014
Straight line rent	(3,525)	(7,895)
Amortization of loan costs	2,140	374
Amortization of lease contracts above and below market value	(1,744)	(1,744)
Compensation paid with Company common shares	312	349
Changes in operating assets and liabilities
Restricted cash	(186)	—
Rents and other receivables	(639)	(3,292)
Deferred costs	(1,944)	(91)
Prepaid expenses and other assets	630	371
Accounts payable and accrued liabilities	175	2,044
Prepaid rents and other liabilities	3,106	76

Net cash provided by operating activities	15,240	12,726

Cash flow from investing activities
Investments in real estate – development	(51,518)	(25,510)
Interest capitalized for real estate under development	(1,642)	(2,928)
Improvements to real estate	(726)	—
Additions to non-real estate property	(47)	(211)

Net cash used in investing activities	(53,933)	(28,649)

Cash flow from financing activities
Line of credit:
Proceeds	—	14,000
Repayments	(191)	—
Mortgage notes payable:
Proceeds	181,726	11,861
Lump sum payoffs	(135,121)	—
Escrowed proceeds	(24,000)	—
Offering costs	—	(66)
Payments of financing costs	(4,156)	(33)
Dividends and distributions:
Common shares	—	(5,318)
Noncontrolling interests – operating partnership	—	(4,726)

Net cash provided by financing activities	18,258	15,718

Net decrease in cash and cash equivalents	(20,435)	(205)
Cash and cash equivalents, beginning	53,512	11,510

Cash and cash equivalents, ending	$33,077	$11,305

Supplemental information:
Cash paid for interest, net of amounts capitalized	$5,534	$1,715

Loan costs capitalized for real estate under development	$405	$538

Construction costs payable capitalized to real estate	$9,181	$3,875

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of March 31, 2009

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)	Annualized Base Rent (in thousands) (6)
Stabilized (1)
VA3	Reston, VA	2003	256,000	144,901	13.0	100%	$8,333
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	16,095
ACC2	Ashburn, VA	2001/2005	87,000	53,397	10.4	100%	11,154
ACC3	Ashburn, VA	2001/2006	147,000	79,600	13.0	100%	18,076
ACC4	Ashburn, VA	2007	307,000	172,025	36.4	100%	51,030

Subtotal – stabilized			1,027,000	539,923	82.4	100%	104,688

Completed not Stabilized
CH1 Phase I	Elk Grove Village, IL	2008	285,000	121,223	18.2	17%	3,599

Total Operating Properties			1,312,000	661,146	100.6		$108,287

(1)	Stabilized operating properties are either 85% or more leased or are in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(3)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease.
(6)	Annualized base rent on a straight-line basis for leases executed and/or amended as of April 1, 2009 over the non-cancellable terms of the respective leases and excludes approximately $7.0 million net amortization increase in revenue of above and below market leases. Annual base rent on a cash basis as of April 1, 2009 is $95.3 million assuming no additional leasing or changes to existing leases.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of March 31, 2009

The following table sets forth a summary schedule of lease expirations of our operating properties for each of the ten calendar years beginning with 2009. The information set forth in the table assumes that tenants exercise no renewal options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (2)	% of Net Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2009	1	27,268	4.8%	2,600	3.0%	1.2%
2010	1	66,661	11.9%	5,688	6.7%	3.8%
2011	1	14,320	2.5%	1,300	1.5%	1.0%
2012	1	15,000	2.7%	1,600	1.9%	2.4%
2013	4	50,043	8.9%	5,768	6.8%	5.5%
2014	4	32,809	5.8%	4,120	4.8%	5.3%
2015	2	68,397	12.2%	12,000	14.0%	12.8%
2016	2	54,800	9.7%	8,100	9.5%	11.2%
2017	5	70,800	12.6%	12,324	14.4%	16.3%
2018	4	75,300	13.4%	15,113	17.7%	19.7%
After 2018	7	86,891	15.5%	16,817	19.7%	20.8%

Total	32	562,289	100%	85,430	100%	100%

(1)	The operating properties have 19 tenants with 32 different lease expiration dates. Top two tenants represent 63% of annualized base rent.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	One megawatt is equal to 1,000 kW.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of March 31, 2009

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased
In Development

ACC5 Phase I	Ashburn, VA	150,000	85,600	18.2	$155,000 - $165,000	$132,039	57%

Projects Temporarily Suspended (6)

NJ1 Phase I	Piscataway, NJ	150,000	85,600	18.2	$200,000 - $215,000	127,757
SC1 Phase I	Santa Clara, CA	150,000	85,600	18.2	$240,000 - $280,000	85,132

		300,000	171,200	36.4	$440,000 - $495,000	212,889

Future Development Projects

CH1 Phase II	Elk Grove Village, IL	200,000	89,917	18.2	*
ACC5 Phase II	Ashburn, VA	150,000	85,600	18.2	*
NJ1 Phase II	Piscataway, NJ	150,000	85,600	18.2	*
SC1 Phase II	Santa Clara, CA	150,000	85,600	18.2	*
SC2 Phase I/II	Santa Clara, CA	300,000	171,200	36.4	*
ACC6 Phase I/II	Ashburn, VA	240,000	155,000	31.2	*
ACC7	Ashburn, VA	100,000	50,000	10.4	*

		1,290,000	722,917	150.8		102,362

Total		1,740,000	979,717	205.4		$447,290

*	Development costs have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.
(5)	Amount capitalized as of March 31, 2009.
(6)	Construction temporarily suspended and includes all estimated commitments.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of March 31, 2009

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$713,233	100.0%	4.3%	2.0
Unsecured	—	—	—	—

Total	$713,233	100.0%	4.3%	2.0

Fixed Rate Debt:
Safari (2)(3)	$200,000	28.0%	6.5%	2.4
ACC5	25,000	3.5%	12.0%	0.9
SC1	5,000	0.7%	12.0%	0.9

Fixed Rate Debt	230,000	32.2%	7.2%	2.2

Floating Rate Debt:
Line of Credit (2)	233,233	32.7%	1.8%	1.4
ACC4	250,000	35.1%	4.0%	2.6

Floating Rate Debt	483,233	67.8%	3.0%	2.0

Total	$713,233	100.0%	4.3%	2.0

Note:	The Company capitalized interest of $2.0 million during the quarter ended March 31, 2009.

(1)	Rate as of March 31, 2009.
(2)	Collateral includes VA3, VA4, ACC2 and ACC3.
(3)	Rate is fixed by an interest rate swap.

Debt Maturity Schedule as of March 31, 2009

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (5)
2009	$—		$—		$—	—	—
2010	30,000	(1)	233,233	(3)	263,233	36.9%	3.0%
2011	200,000	(2)	250,000	(4)	450,000	63.1%	5.1%

Total	$230,000		$483,233		$713,233	100.0%	4.3%

(1)	Extendable up to four years upon satisfaction of certain customary conditions.
(2)	Matures on August 7, 2011 with no extension option.
(3)	Amount outstanding on the Company’s $275 million Line of Credit that matures on August 7, 2010, subject to a one-year extension option exercisable by the Company upon satisfaction of certain customary conditions. A borrowing base initial appraised value covenant currently limits the amount available to $244 million.
(4)	Matures on October 24, 2011 and includes a one-year extension option exercisable by the Company upon satisfaction of certain customary conditions.
(5)	Rate as of March 31, 2009.

DUPONT FABROS TECHNOLOGY, INC.

Selected Financial Covenants

	3/31/09	12/31/08
Total Debt to Gross Asset Value (not to exceed 65%)	35%	32%
Fixed Charge Coverage ratio (not less than 1.45)	3.96	4.08
Borrowing Base Debt Service Coverage Ratio (not less than 1.35)	1.90	1.92
Secured Recourse Debt to Gross Asset Value (not to exceed 15%)	5%	10%

These selected covenants relate to DuPont Fabros Technology, LP and/or its related subsidiaries. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of March 31, 2009

(in thousands except per share data)

Mortgage notes payable			$480,000
Line of Credit			233,233

Total Debt			713,233	60.6%

Common Shares	60%	40,253
Operating Partnership (“OP”) Units	40%	27,012

Total Shares and OP Units	100%	67,265
Common Share Price at March 31, 2009		$6.88

Total Equity			462,783	39.4%

Total Market Capitalization			$1,176,016	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

(in thousands)

	Q1 2009	Q1 2008
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic	37,102	35,418
Shares issued from assumed conversion of
- Restricted Shares	—	1
- Stock options	—	—

Total Common Shares and OP Units – diluted	37,102	35,419

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	37,102	35,418
OP Units – basic	29,509	31,162

Total Common Shares and OP Units	66,611	66,580
Share issued from assumed conversion of
- Restricted Shares	—	1
- Stock options	—	—

Total Common Shares and OP Units – diluted	66,611	66,581

Period Ending Amounts Outstanding:

Common Shares	40,253
OP Units	27,012

Total Common Shares and OP Units	67,265

DUPONT FABROS TECHNOLOGY, INC.

2009 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q2 2009 per share	Expected 2009 per share

Earnings per share and unit – diluted	$0.05 to $0.09	$0.13 to $0.27
Depreciation and amortization, net	0.20	0.83 to 0.85

FFO per share and unit – diluted (1)	$0.25 to $0.29	$0.96 to $1.12

2009 Debt Assumptions

Weighted average debt outstanding	$700 to $725 million
Weighted average interest rate	5.0% to 5.4%

Total interest costs	$35.0 to $39.0 million
Total amortization of deferred financing costs	$7.0 to $7.5 million
Interest expense capitalized	$(4.0) to $(4.5) million
Deferred financing costs amortization capitalized	$(0.8) to $(1.0) million

Total interest expense after capitalization	$37.2 to $41.0 million

Note:	Debt guidance assumes no new debt issued from the date of this release.

2009 Other Guidance Assumptions

ACC5 placed in service date	Q3 2009
Other revenues	$6 to $8 million
Straight-line revenue	$20 to $25 million
Below market lease amortization, net of above market lease amortization	$7 million
General and administrative expense	$11 to $14 million
Estimated required REIT dividend distribution payout	$0.17 to $0.23 per share
Weighted average common shares and OP units – diluted	67.6 million

(1)

Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.